Exhibit 99.1

Citius Pharmaceuticals Achieves Primary and Secondary Endpoints in Phase 3 Trial of Mino-Lok Antibiotic Lock Solution

Trial achieves statistically significant primary endpoint (p=0.0006)

Secondary endpoint demonstrates statistically significant overall success of Mino-Lok therapy with a greater percentage of patients retaining their catheters (p=0.0025)

CRANFORD, N.J., May 21, 2024 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, today announced positive topline results of its pivotal Phase 3 clinical trial of Mino-Lok®, a novel antibiotic lock solution designed to salvage catheters in patients with central line-associated infections (CLABSI) or catheter-related bloodstream infections (CRBSI). The study met its primary endpoint with a statistically significant improvement in the time to failure event in patients receiving Mino-Lok compared to Control arm patients receiving clinician-directed anti-infective lock solution. The data demonstrate that Mino-Lok is well-tolerated.

“We are extremely pleased by the strong results of the trial, which demonstrate the safety and efficacy of Mino-Lok in preserving indwelling catheters in patients with bloodstream infections. The data indicate, with a high degree of statistical significance, that Mino-Lok outperforms anti-infective lock solutions utilized in patients with CLABSI or CRBSI in the study’s control arm. We believe Mino-Lok could potentially set a new standard of care (SOC) as an adjunct therapy in the treatment of patients with bloodstream infections. This therapy offers a non-invasive treatment option compared to catheter removal and replacement,” stated Leonard Mazur, Chairman and Chief Executive Officer of Citius.

“We look forward to engaging with the US Food and Drug Administration (FDA) to determine the optimal path forward for Mino-Lok. Our focus remains on improving outcomes for patients and offering a much-needed alternative to the current practice of catheter removal and replacement,” added Mazur.

Mino-Lok Phase 3 Trial Design

MDA 2013-0039 (NCT02901717) is a completed Phase 3 multicenter, randomized, open-label, active-controlled assessor-blinded trial conducted to evaluate the safety and efficacy of Mino-Lok as an adjunctive therapy to systemic anti-infectives for the treatment of catheter-related bloodstream infections (CRBSI) and central line-associated infections (CLABSI).

A total of 241 patients in the U.S. and India, with an indwelling central venous catheter before the onset of a bloodstream infection, were randomized in a 1:1 ratio to receive either Mino-Lok or SOC site-specific anti-infective lock solution plus SOC systemic antibiotics. Enrollment was not limited to patients with specific types of catheters. Patients in the Mino-Lok arm received one Mino-Lok dose daily with a dwell time of two to four hours for a total of seven doses over a period of up to 15 days.

The primary endpoint for this study is the time to a catheter failure event between randomization and test of cure (TOC) at six weeks, measured in days following randomization. Additional secondary outcome measures include overall success, microbiological eradication, and clinical cure, among others.

For subjects in the Control arm, the investigator determined the antibiotic used in the lock, dose, dwell time, and number of days of administration based on institutional standards or Infectious Diseases Society of America (IDSA) guidelines.

TOPLINE RESULTS

Efficacy

The primary endpoint in the study was time to catheter failure between randomization and six-weeks following the first dose of Mino-Lok or SOC lock solution. Catheter failure was defined as the inability to administer study lock solution, catheter removal for any infection-related reason (including worsening clinical signs and symptoms or persistence or recurrence of baseline pathogen, or new infection), and all-cause mortality.

Results of blinded-assessor clinical outcome analyses in all randomized patients demonstrated that Mino-Lok achieved its primary endpoint:

●	Time to catheter failure events in patients receiving Mino-Lok therapy occurred substantially later than in patients in the Control arm (p value = 0.0006)

o	Median time-to-failure (MTF) of Control arm: 33 days; 95% confidence interval (CI) (14 days – 44 days; n = 122)

o	Median time-to-failure (MTF) of Mino-Lok arm: MTF exceeded the time the patients were on trial and therefore not estimable (NE); 95% CI (50 days - NE; n = 119)

●	The hazard ratio of this study was 0.53

The critical secondary endpoints included the proportion of patients at six weeks with overall treatment success including no catheter failure, clinical cure (absence of baseline clinical signs and symptoms of infection or improvement of clinical signs and symptoms such that no additional therapy was necessary), or microbiological eradication (absence of the baseline pathogen).

Results in all randomized patients who received at least one dose of study lock solution demonstrate overall treatment success in 57.1% of patients in the Mino-Lok arm and 37.7% of patients in the Control arm (p=0.0025).

Safety

Mino-Lok is designed for intracatheter instillation and is not for intravenous injection or systemic circulation.

●	No serious adverse events were drug-related

●	Serious adverse events occurred in 45.1% of patients in the Mino-Lok arm and 46.1% of patients in the Control arm

About Mino-Lok

Mino-Lok (MLT) is a novel antibiotic lock solution that combines minocycline, ethanol with edetate disodium designed to treat patients with catheter-related blood stream infections. Citius licensed Mino-Lok from an affiliate of The University of Texas MD Anderson Cancer Center. Mino-Lok is designed to offer an alternative to removing and replacing a central venous catheter (CVC), which may lead to a reduction in serious adverse events and cost savings to the healthcare system. If approved, Mino-Lok would be the first and only FDA-approved treatment that salvages central venous catheters that cause central line-related blood stream infections.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. The Company’s diversified pipeline includes two late-stage product candidates: Mino-Lok® and LYMPHIRTM. In May 2024, Citius announced positive topline results of Mino-Lok, its antibiotic lock solution to salvage catheters in patients with bloodstream infections. The Biologics License Application for LYMPHIR, a novel IL-2R immunotherapy for an initial indication in cutaneous T-cell lymphoma, is currently under review by the FDA with August 13, 2024 assigned as the PDUFA target action date. Citius previously announced plans to form Citius Oncology, a standalone publicly traded company with LYMPHIR as its primary asset. LYMPHIR received orphan drug designation by the FDA for the treatment of CTCL and PTCL. In addition, Citius completed enrollment in its Phase 2b trial of CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks to an approval of Mino-Lok by the FDA; our ability to commercialize our products, including Mino-Lok, if approved by the FDA; risks relating to the results of research and development activities, including those from existing and new pipeline assets; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our need for substantial additional funds; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19 and could be impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 29, 2023, and updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

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